Exhibit 10.5

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

FORM OF SUBORDINATED CONVERTIBLE PROMISSORY NOTE

Note No. 2015	November __, 2015
$_____	Seattle, Washington

FOR VALUE RECEIVED, Visualant incorporated, a Nevada corporation (the “Company” or “Borrower”) promises to pay to _______________________Holder”), or Holder’s permitted assigns, the principal sum of _______________ Thousand and no/100 Dollars (USD $___________), together with simple interest thereon from the date of this Note until paid in full, at a rate of eight percent (8%) per annum based on a 365-day year.  Interest payments of the accrued interest on the unpaid principal amount shall be due and payable annually on each anniversary date of this Note, or accrued until maturity at the Borrowers discretion, but, in any event, interest due shall be calculated and communicated to the Holder quarterly.

This Subordinated Convertible Promissory Note (this “Note”) is one of a series of Convertible Promissory Notes (together with this Note, the “Notes”) having serial numbers “2015 A-1” et seq., with an aggregate principal amount not to exceed $1,000,000, issued by the Company in accordance with the terms of that certain Note and Warrant Purchase Agreement dated ________, 2015 (the “Purchase Agreement”), by and among the Company, Holder and the other parties named therein.  The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the principal amount of outstanding indebtedness represented thereby.

This Note, the indebtedness evidenced by this Note, and all payments or rights under this Note, are expressly subordinate to all senior indebtedness of the Company, whether such senior indebtedness is outstanding as of the date of this Note or incurred after the date of this Note, and all such senior indebtedness shall be senior in right of payment to this Note.  As used in this Note, “senior indebtedness” means all indebtedness or other monetary obligations of the Company (i) that are secured by assets of the Company; (ii) that are expressly designated as senior to this Note; or (iii) to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured.

 1.           Due Date.  All unpaid principal, together with all accrued and unpaid interest on this Note, shall be due and payable in full on November __, 2016 (the “Maturity Date”), provided that all principal and accrued and unpaid interest owing under this Note has not been converted into equity securities of the Company pursuant to Section 2 below prior to the Maturity Date.

 2.           Conversion.

(a)           Conversion at Maturity.  In the event Holder has not mandatorily converted this Note prior to the Maturity Date pursuant to Section 2(c) below all principal owing under this Note and any accrued and unpaid interest thereon may be converted at the Maturity Date, at the option of either the Company or the Holder, into an aggregate number of shares of Common Stock of the Company determined by dividing (i) the sum of any outstanding principal amount due under this Note and all accrued and unpaid interest thereon by the thirty day average closing price of the Company’s common shares.

(b)           Conversion upon Merger, Consolidation, Reorganization.  The entire principal amount of this Note, together with all accrued and unpaid interest thereon, shall be automatically converted into shares of Common Stock of the Company at the Merger Conversion Price (as defined below) immediately prior to the closing date of any merger or consolidation of the Company with or into another entity, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or any transaction or series of related transactions by the Company in which more than fifty percent (50%) of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company.  In the event of the conversion of this Note into shares of Common Stock pursuant to this Section 2(c), this Note shall convert into that number of fully paid and non-assessable shares of Common Stock of the Company determined by dividing all of the unpaid principal and accrued interest due on this Note as of the date of merger by the thirty day average closing price of the Company’s common shares.or the designated price per share of the Company’s Common Stock as determined in the definitive merger or share exchange agreement (the “Merger Conversion Price”) whichever is the greater.

(c)           Conversion upon Public Offering.  The entire principal amount of this Note, together with all accrued and unpaid interest thereon, shall be mandatorially and automatically converted into shares of Common Stock and Warrants of the Company at the Public Offering Conversion Price (as defined below) immediately with the date of the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.  In the event of the conversion of this Note into shares of Common Stock pursuant to this Section 2(d), this Note shall convert into that number of fully paid and non-assessable shares of Common Stock and Warrants of the Company determined by dividing all of the unpaid principal and accrued interest due on this Note as of the date of the public offering by the per-share price of the Common Stock and Warrants in the public offering, (the “Public Offering Conversion Price”).

 3.           Mechanics of Conversion.

(a)           Delivery of Note; Issuance of Certificates. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon conversion of this Note in accordance with Section 2 hereof unless the Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note.  The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at the Company’s office to such Holder of such Note, a certificate or certificates for the number of fully paid and non-assessable shares of the Company to which the Holder shall be entitled on such conversion, together with a check payable to the Holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of any securities and for any unpaid principal or accrued interest on the Note, if applicable.  Such conversion shall be deemed to have been made immediately prior to the close of business on the Maturity Date, in the event of a conversion under Section 2(a), or the closing date of the merger or consolidation, in the event of a conversion under Section 2(b), or the effective date of the registration statement in the event of a conversion under Section 2(c).  The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

(b)           Capital Adjustments.  If this Note is converted, as provided in Section 2 or Section 6 hereof, subsequent to any share dividend, forward or reverse stock split, recapitalization, combination or exchange of shares (“Capital Adjustments”) occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Stock, or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Holder shall be entitled to receive the aggregate number and class of shares which, if this Note had been converted at the date hereof (“Deemed Conversion”) and Common Stock received upon the Deemed Conversion had not been disposed of, the Holder would be holding, at the time of actual conversion, as a result of the Deemed Conversion and such Capital Adjustments.

 4.           Manner of Payment.  Principal and interest shall be payable in lawful money of the United States unless converted as described above.

 5.           Governing Law.  THIS NOTE AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEVADA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN WASHINGTON RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF WASHINGTON.

 6.           Prepayment.  This Note may be prepaid by the Company, in whole or in part and at any time, without the consent of the Holder and without prepayment penalty of any kind; provided that all payments will be made in lawful tender of the United States and will be applied: (a) first, to any costs, expenses or charges then owed to Holder by the Company; (b) second, to the payment of accrued interest; and (c) third, (to the extent that the amount of such payment exceeds the amount of all such expenses and accrued interest), to the payment of principal; and provided further, that the Company shall provide the Holder with written notice at least fifteen (15) days prior to any such prepayment, during which 15-day notice period the Holder may elect to convert the unpaid principal amount and all accrued and unpaid interest due on this Note into shares of Common Stock at the conversion price set forth in Section 2(a).

 7.           Default.  The Company will be deemed to be in default under this Note upon the occurrence of any one or more of the following events (each an “Event of Default”): (a) the Company fails to meet any of its payment obligations hereunder; (b) the Company fails to substantially perform its obligations under that certain Note and Warrant Purchase Agreement dated as of the date hereof by and between the Holder and the Company, and such failure continues uncured for a period of thirty (30) days following the date written notice of such failure is received by the Company from any Holder of a Note; or (c) the occurrence of any act by, against, or relating to the Company, or its property or assets, which act constitutes either the filing of an application for, or the entry of an order for, any relief under the U.S. Bankruptcy Act or any other federal bankruptcy statute, or the initiation of any other judicial or non-judicial proceeding or agreement by or against the Company that seeks to accomplish any form of reorganization, composition, or extension of the Company's debts, which proceeding is not discharged or released within thirty (30) days.  Upon the occurrence of any Event of Default, the Company shall pay upon demand all reasonable attorney's fees and expenses incurred by Holder in the administration or exercise of Holder's rights hereunder.

 8.           Remedies on Default; Acceleration.  In the event of any Event of Default under this Note, the Holder may pursue, in addition to rights and remedies under this Note, any legal or equitable remedies that are available to the Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

 9.           Usury.  All agreements between the Company and the Holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder hereof relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company.  In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder hereof, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder hereof shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.  The terms and provisions of this Section 9 shall control and supersede every other conflicting provision of all agreements between the Company and the Holder hereof.

10.           Waivers.  The Company waives demand, presentment, and notice of protest, notice of demand, dishonor, and diligence in collection and notice of intention to accelerate maturity.  The Company shall automatically effectuate any such acceleration by making an entry to such effect in its records, in which event the unpaid balance on this Note shall become immediately due and payable without demand or notice.

11.           Transfer of Note.  Subject to the restrictions on transfer described below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).  Promptly upon receiving such written notice and satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company.  If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder is not satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made.  The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, any transfer of this Note shall be registered upon the registration books maintained for such purpose by or on behalf of Company as provided in the Purchase Agreement.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and Holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

12.           Warrant Coverage.  Upon execution of this Note, the Company shall execute and deliver to Holder a warrant entitling Holder to purchase shares of Common Stock of the Company.  The number of warrant shares shall be equal to one hundred percent (100%) of the principal amount of this Note divided by the public offering share price rounded to the nearest whole share.  The warrants shall have a term of three (3) years with an exercise price of the greater of 120% of share at this note closing or the offering price.

13.           Amendments and Waivers.  Any provision of this Note may be amended or modified (either retroactively or prospectively), and the observance of any term of this Note may be waived (either retroactively or prospectively), upon the written consent of the Company and the Holders of Notes representing at least a majority of the then-outstanding aggregate principal amount of all Notes.  Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Holder of Notes, each future Holder of Notes, and the Company.

Visualant Incorporated A Nevada Corporation

By: Ronald P. Erickson
Its: Chief Executive Officer